Exhibit 99.1

GWG HOLDINGS, Inc. ReportS Results for THE FIRST Quarter ENDED MARCH 31, 2020

DALLAS – May 15, 2020 – Today, GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, announced its financial and operating results for the first quarter ended March 31, 2020. The results reflect consolidated accounting and financial reporting of GWGH and The Beneficient Company Group, L.P. (Ben LP) and related entities (collectively, Ben).

Recent Corporate Developments

●	Despite the uncertainty surrounding the novel coronavirus pandemic (COVID-19), the Company continues to raise capital, pay and receive interest income and dividends, receive insurance policy benefits, and otherwise meet its ongoing operating obligations.
●	On March 30, 2020, the Company filed a registration statement to offer up to $2.0 billion in principal amount of L Bonds on a continuous basis until 2023. These bonds contain terms and features that are substantially consistent with previous L Bond offerings.
●	On May 15, 2020, Ben and its lender signed a term sheet to amend its senior credit and subordinated credit agreements. Among other changes, the amendment would extend the maturity date of both loans to April 10, 2021, and provides for them to be transferred to GWGH or a subsidiary upon issuance of Ben’s trust company charters by the Texas Department of Banking. The amendments set forth in the term sheet are subject to, among other things, the negotiation and execution of definitive agreements governing the amendments and the satisfaction of closing conditions.
●	On March 6, 2020, Ben submitted revised trust charter applications to the Texas Department of Banking which the Department is actively reviewing and considering. In the interim, Ben has closed a limited number of transactions to date, but intends to significantly expand its operations if and when the trust charters are issued.

First Quarter 2020 Financial and Operating Highlights

●	Reported first quarter 2020 net loss of $49.4 million, compared to a net loss of $18.9 million in the first quarter of 2019
o	GWGH’s investment in Ben was accounted for as an equity method investment prior to the change-of-control on December 31, 2019, and the first quarter of 2020 includes the consolidated results of Ben for the first time.
o	Recognized $68.9 million of non-cash, equity-based compensation expense during the first quarter of 2020 as a result of grants under Ben’s equity incentive plans, which significantly contributed to the consolidated net loss. The recognition of these Ben expenses is a result of the transactions between Ben and GWGH that created the year-end 2019 gain. The majority of those awards vest over a four-year period beginning on the grantee’s service date to Ben (e.g., hire date for an employee). Because many participants in Ben’s equity incentive plans have been with the company for multiple years, some awards vested up to 100 percent on the grant date and that vesting required recognition of the commensurate equity-based compensation in the first quarter 2020 filing. The grant date value of the awards was based on the recent valuation of Ben completed in conjunction with the change-of-control event on December 31, 2019. Equity-based compensation expense on a quarterly basis going forward is expected to be significantly lower based on the awards outstanding as of March 31, 2020.
●	Reported total assets of $3.7 billion as of March 31, 2020, compared to $3.6 billion as of December 31, 2019.
●	Reported continued strong life insurance portfolio performance:
o	Realized $25.5 million of face amount of policy benefits from 20 life insurance policies during the first quarter of 2020, compared to $30.5 million from 20 life insurance policies during the first quarter of 2019.
o	Ended the quarter with a life insurance portfolio of $2.0 billion in face amount of policy benefits consisting of 1,131 policies.
●	Reported continued success raising capital through the L Bond investment product with $110.8 million of L Bond sales in the first quarter of 2020.

●	Continued its shift in focus away from new life insurance policy acquisitions and towards its investment in Ben, while managing its existing life insurance policy portfolio. As part of that strategic shift, the Company has ended its Life Care Exchange program for purchasing policies.

Reported total liquidity (cash, restricted cash, policy benefits receivable and fees receivable) increased to $188.7 million at March 31, 2020.

“In this unprecedented time, we are working hard to support our advisors and the clients they serve,” said Murray Holland, GWGH’s Chief Executive Officer. “We believe our products are uniquely positioned to provide a combination of yield and stability as advisors and broker-dealers report a need for liquidity at a previously unseen level among our target market of individual and small institutional investors.”

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q1 2020	Q1 2019
Revenue	$33,557	$25,217
Expenses	124,050	37,904
Income Tax Benefit	14,507	—
Loss from Equity Method Investments	(1,530)	(1,927)
Net Loss, including Loss from Equity Method Investment	(77,516)	(14,614)
Loss Attributable to Noncontrolling Interests	32,084	—
Preferred Stock Dividends	3,952	4,296
Net Loss Attributable to Common Shareholders	(49,384)	(18,910)
Per Share Data:
Net Loss[1]	(1.62)	(0.57)
Capital Raised from L Bonds	110,825	125,985
Liquidity[2]	188,661	183,896
Life Insurance Portfolio[3]	2,000,680	2,098,428
Life Insurance Acquired[3]	—	80,211
Face Value of Matured Policies	25,502	30,459
TTM Benefits / Premiums[4]	184.3%	154.8%

(1)	Per diluted common share outstanding
(2)	Includes cash, restricted cash, policy benefits receivable and fees receivable as of the end of the period presented
(3)	Face amount of policy benefits
(4)	The ratio of policy benefits realized to premiums paid on a trailing twelve month (TTM) basis

2.	Revenue and Expense Discussion

First Quarter 2020 vs. First Quarter 2019:

●	Total revenue was $33.6 million in the current period, compared to $25.2 million in the prior period primarily due to:
o	The Ben consolidation added $9.4 million of interest income from its financing receivables portfolio, after intercompany eliminations, and $5.0 million in trust services and other fee revenue.
o	Interest income of $1.1 million on the LiquidTrusts promissory note.
o	These increases were partially offset by $7.0 million of lower gains on life insurance policies primarily due to slightly lower average face value of matured policies and no gains on acquisitions.
●	Total expenses were $124.1 million in the current period, compared to $37.9 million in the prior period primarily due to:
o	Employee compensation and benefits increased by $72.6 million for this period primarily due to the inclusion of Ben’s operations, which included the recognition of $68.9 million of non-cash, equity-based compensation expense under Ben’s equity incentive plans.
o	Interest and fees increased by $8.9 million due to $6.1 million of additional interest expense on L Bonds as a result of increased amounts outstanding, increased interest expense of $2.3 million from the consolidation of Ben related to its borrowings, and increased interest expense of $0.5 million on GWGH’s senior credit facility.
o	Legal and professional fees increased by $3.2 million primarily due to additional legal and consulting fees recognized with the full consolidation of Ben’s operations beginning in the first quarter of 2020.

3.	Life Insurance Portfolio Statistics as of and for the quarter ended March 31, 2020

Portfolio Summary:

Total life insurance portfolio face value of policy benefits (in thousands)	$2,000,680
Average face value per policy (in thousands)	$1,769
Average face value per insured life (in thousands)	$1,900
Weighted average age of insured (years)	82.6
Weighted average life expectancy estimate (years)	7.2
Total number of policies	1,131
Number of unique lives	1,053
Demographics	74% Males; 26% Females
Number of smokers	47
Largest policy as % of total portfolio face value	0.7%
Average policy as % of total portfolio	0.1%
Average annual premium as % of face value	3.5%

Distribution of Policies and Benefits by Current Age of Insured:

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits	Wtd. Avg. LE (yrs.)
95	101	20	$42,602	1.7%	2.1%	2.1
90	94	147	289,269	13.0%	14.5%	3.2
85	89	232	544,264	20.5%	27.2%	5.0
80	84	247	439,948	21.9%	22.0%	7.2
75	79	223	369,024	19.7%	18.4%	9.9
70	74	199	247,346	17.6%	12.4%	11.1
60	69	63	68,227	5.6%	3.4%	11.3
Total		1,131	$2,000,680	100.0%	100.0%	7.2

4.	Ben’s Collateral Portfolio Information

As of March 31, 2020, Beneficient’s loan portfolio had exposure to 118 professionally managed alternative investment funds, comprised of 350 underlying investments, and approximately 92 percent of Beneficient’s loan portfolio was collateralized by investments in private companies. Beneficient’s loan portfolio diversification spans across these industry sectors, geographic regions and exposure types:

Assets in the collateral portfolio consist primarily of interests in alternative investment vehicles (also referred to as funds) that are managed by a group of U.S. and non-U.S. based alternative asset management firms that invest in a variety of financial markets and utilize a variety of investment strategies. The vintages of the funds in the collateral portfolio as of December 31, 2019 ranged from 1998 to 2011.

5.	Additional Information

Gain (Loss) on Life Insurance Policies (in thousands):

	Three Months Ended March 31,
	2020	2019
Change in estimated probabilistic cash flows(1)	$17,851	$17,131
Unrealized gain on acquisitions(2)	—	4,459
Premiums and other annual fees	(17,199)	(15,832)
Face value of matured policies	25,502	30,459
Fair value of matured policies	(11,709)	(14,721)
Gain (loss) on life insurance policies, net	$14,445	$21,496

(1)	Change in fair value of expected future cash flows relating to the investment in life insurance policies that are not specifically attributable to changes in life expectancy, discount rate changes or policy maturity events.
(2)	Gain resulting from fair value in excess of the purchase price for life insurance policies acquired during the reporting period.

Policy Benefits Realized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount (in thousands)	12-Month Trailing Benefits Realized (in thousands)	12-Month Trailing Premiums Paid (in thousands)	12-Month Trailing Benefits/ Premium Coverage Ratio
March 31, 2016	1,027,821	21,845	28,771	75.9%
June 30, 2016	1,154,798	30,924	31,891	97.0%
September 30, 2016	1,272,078	35,867	37,055	96.8%
December 31, 2016	1,361,675	48,452	40,239	120.4%
March 31, 2017	1,447,558	48,189	42,753	112.7%
June 30, 2017	1,525,363	49,295	45,414	108.5%
September 30, 2017	1,622,627	53,742	46,559	115.4%
December 31, 2017	1,676,148	64,719	52,263	123.8%
March 31, 2018	1,758,066	60,248	53,169	113.3%
June 30, 2018	1,849,079	76,936	53,886	142.8%
September 30, 2018	1,961,598	75,161	55,365	135.8%
December 31, 2018	2,047,992	71,090	52,675	135.0%
March 31, 2019	2,098,428	87,045	56,227	154.8%
June 30, 2019	2,088,445	82,421	59,454	138.6%
September 30, 2019	2,064,156	101,918	61,805	164.9%
December 31, 2019	2,020,973	125,148	63,851	196.0%
March 31, 2020	2,000,680	120,191	65,224	184.3%

Webcast/Conference Call Details

Management will host a webcast/conference call Monday, May 18, 2020 at 4:30 p.m. EDT to discuss financial and operating results. The webcast will give viewers audio and access to PowerPoint slides that illustrate points made during the call. To register for the call and webcast, go to http://get.gwgh.com/q12020webcastinvite.

After the webcast is completed, a replay of it can be accessed at http://get.gwgh.com/q12020webcast.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, is the parent company of GWG Life, LLC, which owns a portfolio of $2.0 billion in face value of life insurance policy benefits as of March 31, 2020. GWGH has executed a series of strategic transactions with The Beneficient Company Group, L.P., a financial services company providing proprietary liquidity solutions to owners of alternative assets, resulting in the closer alignment of the two companies.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com. For more information about Beneficient, email askben@beneficient.com or visit www.trustben.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 15, 2020, and our Annual Report on Form 10-K filed with the SEC on March 27, 2020. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the SEC. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 787-5744

dcallahan@gwgh.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	March 31, 2020 (unaudited)	December 31, 2019
ASSETS
Cash and cash equivalents	$116,432	$79,073
Restricted cash	26,446	20,258
Investment in life insurance policies, at fair value	802,181	796,039
Life insurance policy benefits receivable, net	15,330	23,031
Loans receivable, net of unearned income	219,296	232,344
Allowance for loan losses	(700)	—
Loans receivable, net	218,596	232,344
Fees receivable	30,453	29,168
Financing receivables from affiliates	68,290	67,153
Other assets	33,906	30,135
Goodwill	2,372,595	2,358,005
TOTAL ASSETS	$3,684,229	$3,635,206

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facility with LNV Corporation	$188,793	$174,390
L Bonds	1,009,781	926,638
Seller Trust L Bonds	366,892	366,892
Other borrowings	152,597	153,086
Interest and dividends payable	22,403	16,516
Deferred revenue	39,651	41,444
Accounts payable and accrued expenses	21,139	27,836
Deferred tax liability, net	40,206	57,923
TOTAL LIABILITIES	1,841,462	1,764,725

Redeemable noncontrolling interests	1,241,641	1,269,654

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 69,756 and 84,636; liquidation preference of $70,163 and $85,130 as of March 31, 2020 and December 31, 2019, respectively)	59,142	74,023
SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 146,812 and 147,164; liquidation preference of $147,668 and $148,023 as of March 31, 2020 and December 31, 2019, respectively)	127,516	127,868
COMMON STOCK
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding 30,535,249 and 30,533,793 as of March 31, 2020 and December 31, 2019, respectively)	33	33
Common stock in treasury, at cost (2,500,000 shares as of both March 31, 2020 and December 31, 2019)	(24,550)	(24,550)
Additional paid-in capital	229,207	233,106
Accumulated deficit	(121,933)	(76,501)
TOTAL GWG HOLDINGS STOCKHOLDERS’ EQUITY	269,415	333,979
Noncontrolling interests	331,711	266,848
TOTAL STOCKHOLDERS’ EQUITY	601,126	600,827
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,684,229	$3,635,206

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
REVENUE
Gain on life insurance policies, net	$14,445	$21,496
Interest and other income	19,112	3,721
TOTAL REVENUE	33,557	25,217

EXPENSES
Interest expense	35,871	26,975
Employee compensation and benefits	77,704	5,154
Legal and professional fees	6,163	2,947
Provision for loan losses	700	—
Other expenses	3,612	2,828
TOTAL EXPENSES	124,050	37,904

LOSS BEFORE INCOME TAXES	(90,493)	(12,687)
INCOME TAX BENEFIT	(14,507)	—

NET LOSS BEFORE LOSS FROM EQUITY METHOD INVESTMENT	(75,986)	(12,687)

Loss from equity method investment	(1,530)	(1,927)

NET LOSS	(77,516)	(14,614)

Net loss attributable to noncontrolling interests	32,084	—

Less: Preferred stock dividends	3,952	4,296
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(49,384)	$(18,910)
NET LOSS PER COMMON SHARE
Basic	$(1.62)	$(0.57)
Diluted	$(1.62)	$(0.57)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	30,534,977	32,984,741
Diluted	30,534,977	32,984,741